Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 7th day of October, 2009, by the following persons:

Signature	Title

/s/ John D. Johnson	President and Chief Executive Officer

John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President and Chief Financial Officer

John Schmitz	(principal financial officer)

/s/ Jodell Heller	Vice President and Controller

Jodell Heller	(principal accounting officer)

/s/ Michael Toelle	Chairman of the Board of Directors

Michael Toelle

/s/ Bruce Anderson	Director

Bruce Anderson

/s/ Donald H. Anthony	Director

Donald Anthony

/s/ Robert A. Bass	Director

Robert Bass

Signature	Title

/s/ Dennis Carlson	Director

Dennis Carlson

/s/ Curt Eischens	Director

Curt Eischens

/s/ Steve Fritel	Director

Steve Fritel

/s/ Jerry Hasnedl	Director

Jerry Hasnedl

/s/ David R. Kayser	Director

David Kayser

/s/ James Kile	Director

James Kile

/s/ Randy Knecht	Director

Randy Knecht

/s/ Greg Kruger	Director

Greg Kruger

/s/ Michael Mulcahey	Director

Michael Mulcahey

/s/ Richard G. Owen	Director

Richard Owen

/s/ Steve Riegel	Director

Steve Riegel

/s/ Daniel W. Schurr	Director

Daniel Schurr

/s/ Duane Stenzel	Director

Duane Stenzel

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